NEWS RELEASE
May 4, 2017                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                          (301) 429-4638
Washington, DC

RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Washington, DC: - Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2017.  Net revenue was approximately $101.3 million, a decrease of 7.1% from the same period in 2016. Broadcast and digital operating income1 was approximately $34.9 million, a decrease of 11.9% from the same period in 2016. The Company reported operating income of approximately $16.5 million for the three months ended March 31, 2017, compared to $18.8 million for the same period in 2016. Net loss was approximately $2.3 million or $0.05 per share (basic) compared to approximately $3.9 million or $0.08 per share (basic) for the same period in 2016.

Alfred C. Liggins, III, Radio One’s CEO and President stated, “A combination of tough political comps in radio, and non-recurring major client spending at Reach Media, made for a weak start to the year in radio advertising. TV One ratings held up well overall (+4% Household, and flat 24-54 total day), although we were down in the younger-end demographic. Despite this, we were able to post growth in Adjusted EBITDA for the division. Our digital business will be bolstered by the acquisition of the Bossip and Madame Noire brands, which will be immediately accretive. MGM National Harbor continues to perform well, and we have accrued approximately $1.5 million of income in the first quarter. We remain committed to growing our cash flow in 2017, despite the slow start to the year. Our name change to Urban One will become effective on May 5th, and will better reflect our diversified multimedia platform.”

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PAGE 2 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

RESULTS OF OPERATIONS

	Three Months Ended March 31,
	2017	2016
STATEMENT OF OPERATIONS	(unaudited)	(unaudited)
	(in thousands, except share data)

NET REVENUE	$101,289	$109,088
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	31,897	34,003
Selling, general and administrative, excluding stock-based compensation	34,455	35,449
Corporate selling, general and administrative, excluding stock-based compensation	10,039	11,374
Stock-based compensation	133	772
Depreciation and amortization	8,312	8,682
Total operating expenses	84,836	90,280
Operating income	16,453	18,808
INTEREST INCOME	103	68
INTEREST EXPENSE	20,346	20,638
OTHER (INCOME), net	(1,321)	(11)
Loss before (benefit from) provision for income taxes and noncontrolling interest in (loss) income of subsidiaries	(2,469)	(1,751)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(112)	1,775
CONSOLIDATED NET LOSS	(2,357)	(3,526)
NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(44)	421
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,313)	$(3,947)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
CONSOLIDATED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,313)	$(3,947)

Weighted average shares outstanding - basic3	47,965,189	48,664,524
Weighted average shares outstanding - diluted4	47,965,189	48,664,524

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PAGE 3 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31,
	2017	2016
PER SHARE DATA - basic and diluted:	(unaudited)	(unaudited)
	(in thousands, except per share data)

Consolidated net loss attributable to common stockholders (basic)	$(0.05)	$(0.08)

Consolidated net loss attributable to common stockholders (diluted)	$(0.05)	$(0.08)

SELECTED OTHER DATA
Broadcast and digital operating income 1	$34,937	$39,636
Broadcast and digital operating income margin (% of net revenue)	34.5%	36.3%

Broadcast and digital operating income reconciliation:

Consolidated net loss attributable to common stockholders	$(2,313)	$(3,947)
Add back non-broadcast and digital operating income items included in consolidated net loss:
Interest income	(103)	(68)
Interest expense	20,346	20,638
(Benefit from) provision for income taxes	(112)	1,775
Corporate selling, general and administrative expenses	10,039	11,374
Stock-based compensation	133	772
Other (income), net	(1,321)	(11)
Depreciation and amortization	8,312	8,682
	(44)	421
Broadcast and digital operating income	$34,937	$39,636

Adjusted EBITDA5	$27,745	$30,732

Adjusted EBITDA reconciliation:

Consolidated net loss attributable to common stockholders:	$(2,313)	$(3,947)
Interest income	(103)	(68)
Interest expense	20,346	20,638
(Benefit from) provision for income taxes	(112)	1,775
Depreciation and amortization	8,312	8,682
EBITDA	$26,130	$27,080
Stock-based compensation	133	772
Other (income), net	(1,321)	(11)
Noncontrolling interest in (loss) income of subsidiaries	(44)	421
Employment Agreement Award and incentive plan award expenses	1,041	2,239
Severance-related costs	353	231
Cost method investment income	1,453	-
Adjusted EBITDA	$27,745	$30,732

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PAGE 4 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	March 31, 2017	December 31, 2016
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents and restricted cash	$40,867	$46,781
Intangible assets, net	1,009,484	1,018,333
Total assets	1,352,794	1,358,786
Total debt (including current portion, net of original issue discount and issuance costs)	1,006,706	1,006,236
Total liabilities	1,414,649	1,417,502
Total stockholders' deficit	(73,476)	(71,126)
Redeemable noncontrolling interest	11,621	12,410

	Current Amount Outstanding	Applicable Interest Rate
	(in thousands)
SELECTED LEVERAGE DATA:
2015 Credit Facility, net of original issue discount and issuance costs of approximately $7.2 million (subject to variable rates) (a)	$336,668	5.49%
9.25% senior subordinated notes due February 2020, net of original issue discount and issuance costs of approximately $2.1 million (fixed rate)	312,924	9.25%
7.375% senior secured notes due April 2022, net of original issue discount and issuance costs of approximately $4.8 million (fixed rate)	345,242	7.375%
Comcast Note due April 2019 (fixed rate)	11,872	10.47%

(a)	Subject to variable Libor plus a spread that is incorporated into the applicable interest rate set forth above.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Radio One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Radio One's control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Radio One does not undertake any duty to update any forward-looking statements.

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PAGE 5 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Net revenue consists of gross revenue, net of local and national agency and outside sales representative commissions. Agency and outside sales representative commissions are calculated based on a stated percentage applied to gross billing.

	Three Months Ended March 31,
	2017	2016	$ Change	% Change
	(Unaudited)
	(in thousands)
Net Revenue:
Radio Advertising	$46,187	$50,567	$(4,380)	-8.7%
Political Advertising	243	1,526	(1,283)	-84.1%
Digital Advertising	5,506	6,481	(975)	-15.0%
Cable Television Advertising	21,140	21,954	(814)	-3.7%
Cable Television Affiliate Fees	27,323	27,410	(87)	-0.3%
Event Revenues & Other	890	1,150	(260)	-22.6%

Net Revenue (as reported)	$101,289	$109,088	$(7,799)	-7.1%

Net revenue decreased to approximately $101.3 million for the quarter ended March 31, 2017, from approximately $109.1 million for the same period in 2016, a decrease of 7.1%. Net revenues from our radio broadcasting segment decreased 7.0% for the quarter ended March 31, 2017, versus the same period in 2016. We experienced net revenue declines most significantly in our Cincinnati, Cleveland, Dallas, Detroit, Houston and Philadelphia markets, with our Indianapolis, Richmond and St. Louis markets experiencing growth for the quarter.  Reach Media’s net revenues decreased approximately $2.8 million during the first quarter of 2017, compared to the same period in 2016 due primarily to weaker demand. We recognized approximately $48.6 million of revenue from our cable television segment during the three months ended March 31, 2017, compared to approximately $49.5 million for the same period in 2016, the decrease was primarily from lower advertising sales. Finally, net revenues for our digital segment decreased 15.0% for the three months ended March 31, 2017, compared to the same period in 2016 due primarily to lower indirect revenue and lower digital sales from our radio properties.

Operating expenses, excluding depreciation and amortization, stock-based compensation and impairment of long-lived assets, decreased to approximately $76.4 million for the quarter ended March 31, 2017, down 5.5% from the approximately $80.8 million incurred for the comparable quarter in 2016. The operating expense decrease was primarily driven by a decrease in programming and technical expenses at our cable television segment due primarily to lower content amortization expense.  In addition, there was a decrease of approximately $1.3 million in corporate selling, general and administrative expenses due to a decrease in compensation expense for the Chief Executive Officer in connection with the valuation of the Employment Agreement Award element in his employment agreement

Depreciation and amortization expense decreased to approximately $8.3 million compared to approximately $8.7 million for the quarter ended March 31, 2016. The decrease was due to the completion of useful lives for certain assets.

Interest expense decreased to approximately $20.3 million for the quarter ended March 31, 2017, compared to approximately $20.6 million for the same period in 2016. The Company made cash interest payments of approximately $19.9 million on its outstanding debt for the quarter ended March 31, 2017, compared to cash interest payments of approximately $20.6 million on all outstanding instruments for the quarter ended March 31, 2016.

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PAGE 6 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

As of March 31, 2017, we began using the estimated annual effective tax rate method under ASC 740-270, “Interim Reporting” to calculate our provision for income taxes. For the three months ended March 31, 2017, we recorded a benefit from income taxes of $112,000 on a pre-tax loss from continuing operations of approximately $2.5 million based on an estimated annual effective tax rate of 4.5%. The provision for income taxes for the three months ended March 31, 2016 of approximately $1.8 million was primarily attributable to the deferred tax liability for indefinite-lived intangible assets, based on a discrete tax provision. The Company paid $167,000 and $105,000 in taxes for the quarters ended March 31, 2017 and 2016, respectively.

Other income, net increased to approximately $1.3 million for the three months ended March 31, 2017, compared to $11,000 for the same period in 2016. The primary driver of the increase in other income was from our investment in MGM.

The decrease in noncontrolling interests in (loss) income of subsidiaries was due primarily to a net loss recognized by Reach Media during the three months ended March 31, 2017, versus net income during the three months ended March 31, 2016.

Other pertinent financial information includes capital expenditures of approximately $1.5 million and $1.2 million for the quarters ended March 31, 2017 and 2016, respectively.  As of March 31, 2017, the Company had total debt (net of cash and restricted cash balances and original issue discount) of approximately $965.8 million. There were no open market stock repurchases made during the three months ended March 31, 2017.  During the three months ended March 31, 2016, the Company did not repurchase any Class A common stock and repurchased 60,566 shares of Class D common stock in the amount of $81,000. The Company, in connection with its 2009 stock plan, is authorized to purchase shares of Class D common stock to satisfy employee tax obligations in connection with the vesting of share grants under the plan. During the quarter ended March 31, 2017, the Company repurchased 317,103 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $915,000.  Comparatively, during the three months ended March 31, 2016, the Company repurchased 330,111 shares of Class D common stock, to satisfy employee tax obligations, in the amount of $568,000.

Effective January 1, 2017, the Company changed its reportable segment disclosures. Along with the results of Interactive One, all digital components from our reportable segments will now be part of a newly formed reportable segment called “Digital”. This new reportable segment will better reflect the manner in which we manage our business and better reflect our operational structure. Segment data for the quarter ended March 31, 2016 has been reclassified to conform to the current period presentation. These reclassifications occurred across all segments.

On April 18, 2017, the Company closed on a new senior secured credit facility (the “2017 Credit Facility”). The 2017 Credit Facility is governed by a credit agreement by and among the Company, the lenders party thereto from time to time and Guggenheim Securities Credit Partners, LLC, as administrative agent, The Bank of New York Mellon, as collateral agent and Guggenheim Securities, LLC sole lead arranger and sole book running manager. The 2017 Credit Facility provides for $350 million in term loan borrowings, all of which was advanced and outstanding on the date of the closing of the transaction.

The 2017 Credit Facility matures on the earlier of (i) April 18, 2023 or (ii) in the event such debt is not repaid or refinanced, 91 days prior to the maturity of either of the Company’s 7.375% Senior Secured Notes due 2022 (the “2022 Notes”) or the Company’s 9.25% Senior Subordinated Notes due 2020 (“2020 Notes”). At the Company’s election, the interest rate on borrowings under the 2017 Credit Facility are based on either (i) the then applicable base rate (as defined in the 2017 Credit Facility as, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the prime rate published in the Wall Street Journal, (b) 1/2 of 1% in excess rate of the overnight Federal Funds Rate at any given time, (c) the one-month LIBOR rate commencing on such day plus 1.00%) and (d) 2%, or (ii) the then applicable LIBOR rate (as defined in the 2017 Credit Facility).

The 2017 Credit Facility is (i) guaranteed by each entity that guarantees the Company’s 2022 Notes on a pari passu basis with the guarantees of the Notes and (ii) secured on a pari passu basis with the Company’s 2022 Notes. The Company’s obligations under the 2017 Credit Facility are secured, subject to permitted liens and except for certain excluded assets (i) on a first priority basis by certain notes priority collateral and (ii), on a second priority basis by collateral for the Company’s asset backed line of credit.

In addition to any mandatory or optional prepayments, the Company is required to pay interest on the term loans (i) quarterly in arrears for the base rate loans, and (ii) on the last day of each interest period for LIBOR loans. Certain voluntary prepayments of the term loans during the first six months will require an additional prepayment premium. Beginning with the interest payment date occurring in June 2017 and ending in March 2023, the Company will be required to repay principal to the extent then outstanding, equal to 1∕4 of 1% of the aggregate initial principal amount of all term loans incurred on the effective date of the 2017 Credit Facility.

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PAGE 7 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

The 2017 Credit Facility contains customary representations and warranties and events of default, affirmative and negative covenants (in each case, subject to materiality exceptions and qualifications) which may be more restrictive than those governing the Notes. The 2017 Credit Facility also contains certain financial covenants, including a maintenance covenant requiring the Company’s interest expense coverage ratio (defined as the ratio of consolidated EBITDA to consolidated interest expense) to be greater than or equal to 1.25 to 1.00 and its total senior secured leverage ratio (defined as the ratio of consolidated net senior secured indebtedness to consolidated EBITDA) to be less than or equal to 5.85 to 1.00.

The proceeds from the 2017 Credit Facility were used to prepay in full the Company’s existing senior secured credit facility and the agreement governing such credit facility was terminated on April 18, 2017.

Supplemental Financial Information:

For comparative purposes, the following more detailed, unaudited statements of operations for the three months ended March 31, 2017 and 2016 are included. These detailed, unaudited and adjusted statements of operations include certain reclassifications.  These reclassifications had no effect on previously reported net income or loss, or any other previously reported statements of operations, balance sheet or cash flow amounts.

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PAGE 8 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2017
	(in thousands, unaudited)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$101,289	$39,737	$7,663	$5,506	$48,554	$(171)
OPERATING EXPENSES:
Programming and technical	31,897	7,917	5,194	2,603	16,191	(8)
Selling, general and administrative	34,455	18,336	1,497	4,041	10,685	(104)
Corporate selling, general and administrative	10,039	-	1,224	-	2,311	6,504
Stock-based compensation	133	64	-	-	-	69
Depreciation and amortization	8,312	957	54	341	6,561	399
Total operating expenses	84,836	27,274	7,969	6,985	35,748	6,860
Operating income (loss)	16,453	12,463	(306)	(1,479)	12,806	(7,031)
INTEREST INCOME	103	-	-	-	-	103
INTEREST EXPENSE	20,346	337	-	-	1,919	18,090
OTHER INCOME, net	(1,321)	(25)	-	-	-	(1,296)
(Loss) income before (benefit from) provision for income taxes and noncontrolling interest in (loss) income of subsidiaries	(2,469)	12,151	(306)	(1,479)	10,887	(23,722)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(112)	4,661	(122)	22	4,225	(8,898)
CONSOLIDATED NET (LOSS) INCOME	(2,357)	7,490	(184)	(1,501)	6,662	(14,824)
NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(44)	-	-	-	-	(44)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,313)	$7,490	$(184)	$(1,501)	$6,662	$(14,780)

Adjusted EBITDA5	$27,745	$13,748	$(211)	$(1,132)	$19,394	$(4,054)

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PAGE 9 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended March 31, 2016
	(in thousands, unaudited, as reclassified2)

		Radio	Reach		Cable	Corporate/
	Consolidated	Broadcasting	Media	Digital	Television	Eliminations

STATEMENT OF OPERATIONS:

NET REVENUE	$109,088	$42,733	$10,454	$6,481	$49,474	$(54)
OPERATING EXPENSES:
Programming and technical	34,003	8,891	5,450	2,179	17,483	-
Selling, general and administrative	35,449	18,448	2,039	4,084	10,932	(54)
Corporate selling, general and administrative	11,374	-	947	(28)	2,462	7,993
Stock-based compensation	772	84	10	3	-	675
Depreciation and amortization	8,682	1,144	42	444	6,553	499
Total operating expenses	90,280	28,567	8,488	6,682	37,430	9,113
Operating income (loss)	18,808	14,166	1,966	(201)	12,044	(9,167)
INTEREST INCOME	68	-	-	-	-	68
INTEREST EXPENSE	20,638	341	-	-	1,919	18,378
OTHER INCOME, net	(11)	-	-	-	-	(11)
(Loss) income before provision for income taxes and noncontrolling interest in income of subsidiaries	(1,751)	13,825	1,966	(201)	10,125	(27,466)
PROVISION FOR INCOME TAXES	1,775	1,729	37	-	9	-
CONSOLIDATED NET (LOSS) INCOME	(3,526)	12,096	1,929	(201)	10,116	(27,466)
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	421	-	-	-	-	421
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(3,947)	$12,096	$1,929	$(201)	$10,116	$(27,887)

Adjusted EBITDA5	$30,732	$15,574	$2,039	$252	$18,594	$(5,727)

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PAGE 10 -- RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

Radio One, Inc. will hold a conference call to discuss its results for first fiscal quarter of 2017. The conference call is scheduled for Thursday, May 04, 2017 at 10:00 a.m. EDT. To participate on this call, U.S. callers may dial toll-free 1-800-230-1096; international callers may dial direct (+1) 612-332-0107.

A replay of the conference call will be available from 12:00 p.m. EDT May 04, 2017 until 11:59 p.m. EDT May 06, 2017. Callers may access the replay by calling 1-800-475-6701; international callers may dial direct (+1) 320-365-3844. The replay Access Code is 422406.

Access to live audio and a replay of the conference call will also be available on Radio One's corporate website at www.radio-one.com. The replay will be made available on the website for seven days after the call.

Radio One, Inc. (radio-one.com), together with its subsidiaries, is a diversified media company that primarily targets African-American and urban consumers. It is one of the nation's largest radio broadcasting companies, currently owning and/or operating 57 broadcast stations in 15 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Tom Joyner Morning Show, the Russ Parr Morning Show, the Rickey Smiley Morning Show, the DL Hughley Show, Bishop T.D. Jakes' Empowering Moments, and the Reverend Al Sharpton Show.

Beyond its core radio broadcasting franchise, Radio One owns Interactive One (interactiveone.com), the fastest growing and definitive digital resource for Black and Latin Americans, reaching millions each month through social content, news, information, and entertainment. Interactive One operates a number of branded sites including News One (news), The Urban Daily (men), Hello Beautiful (women), Global Grind (Millennials) and social networking websites such as BlackPlanet and MiGente. The Company also owns TV One, LLC (tvone.tv), a cable/satellite network programming serving more than 57 million households, offering a broad range of real-life and entertainment-focused original programming, classic series, movies and music designed to entertain, inform and inspire a diverse audience of adult Black viewers.  Additionally, One Solution combines the dynamics of Radio One’s holdings to provide brands with an integrated and effectively engaging marketing approach that reaches 82% of Black Americans throughout the country.

Notes:

1  “Broadcast and digital operating income” consists of net (loss) income before depreciation and amortization, corporate selling, general and administrative expenses, stock-based compensation, income taxes, noncontrolling interest in income (loss) of subsidiaries, interest expense, impairment of long-lived assets, other (income) expense, loss (gain) on retirement of debt, and interest income. Broadcast and digital operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments because broadcast and digital operating income provides helpful information about our results of operations apart from expenses associated with our fixed assets and long-lived intangible assets, income taxes, investments, debt financings and retirements, overhead, stock-based compensation, impairment charges, and asset sales. Our measure of broadcast and digital operating income is similar to our historic use of station operating income, however, reflects our more diverse business and, therefore, may not be similar to “station operating income” or other similarly titled measures used by other companies. Broadcast and digital operating income does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of net income (loss) to broadcast and digital operating income has been provided in this release.

2  Certain reclassifications have been made to prior year balances to conform to the current year presentation.  These reclassifications had no effect on any other previously reported or consolidated net income or loss or any other statement of operations, balance sheet or cash flow amounts.  Where applicable, these financial statements have been identified as “As Reclassified.”

3  For the three months ended March 31, 2017 and 2016, Radio One had 47,965,189 and 48,664,524 shares of common stock outstanding on a weighted average basis (basic), respectively.

4  For the three months ended March 31, 2017 and 2016, Radio One had 47,965,189 and 48,664,524 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock options), respectively.

5  “Adjusted EBITDA” consists of net loss plus (1) depreciation, amortization, income taxes, interest expense, noncontrolling interest in (loss) income of subsidiaries, impairment of long-lived assets, stock-based compensation, (gain) loss on retirement of debt, Employment Agreement and incentive plan award expenses, severance-related costs, cost investment income, less (2) other income and interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. However, we believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financing, our taxes, impairment charges, gain on retirements of debt, and any discontinued operations. Accordingly, we believe that Adjusted EBITDA provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and long-lived intangible assets or capital structure. EBITDA is frequently used as one of the measures for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four segments (radio broadcasting, Reach Media, digital and cable television).  Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA has been provided in this release.